SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT, dated as of May 18, 2020 (this "Second Amendment"), is entered into by and between (i) Lake Niassa Empreendimentos e Participações Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil (the "Buyer") and (ii) Tekoa Capital, LLC (the "Seller" and together with Buyer, the "Parties").

WHEREAS, the Parties entered into that certain Stock Purchase Agreement, dated as of February 7, 2020, as amended by that certain Amendment to Stock Purchase Agreement, dated as of April 17, 2020 (the "Amended SPA"); and

NOW THEREFORE, in consideration of these premises and intending to be legally bound hereby, the Parties hereby agree to further amend the Amended SPA as follows:

1. Defined Terms in this Second Amendment. All capitalized terms used in this Second Amendment and not otherwise defined in this Second Amendment shall have the meanings ascribed thereto in the Amended SPA.

2. Amendment to Section 1(b). The last sentence of Section 1(b) of the Amended SPA is hereby deleted in its entirety and restated and replaced with the following:

"b. On the Closing Date, (i) the Buyer shall pay, in immediately available funds via wire transfer in U.S. Dollars, the Purchase Price to U.S. Bank National Association (the "Paying Agent"), for the benefit of the Seller to be held and released concurrently with the Closing in accordance with the terms of the Paying Agent Agreement, to be entered into by and between the Buyer and the Paying Agent and (ii) the Seller, concurrently with its receipt of the Purchase Price from the Paying Agent, shall deliver to the Buyer the Purchased Interest."

3. Acknowledgement. Notwithstanding anything to the contrary in the Amended SPA, the Parties hereby acknowledge and agree that the Amended SPA has not terminated and has been and remains in full force and effect as of the date of this Second Amendment, subject to the terms and conditions of the Amended SPA as amended by this Second Amendment.

4. Miscellaneous.

(a) Except as otherwise provided for in this Second Amendment, the Amended SPA shall remain unchanged and in full force and effect.

(b) The general provisions set forth in items (b) through (f) of Section 9 of the Amended SPA shall apply *mutatis mutandis* to this Second Amendment.

(c) This Second Amendment may be executed and delivered in one or more counterparts (including by electronic transmission of a PDF file), each of which when executed and delivered will constitute an original of this Second Amendment, but all counterparts will together constitute one and the same agreement.

(Signature page follows.)

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first above written.

BUYER:

Lake Niassa Empreendimentos e Participações Ltda.

By: DocuSigned by: Orivaldo Padilha E9059577A3FD452... DocuSigned by: [signature] 8C9D6C89DBC6490...

Name: Orivaldo Padilha Helisson Brigido Andrade Lemos
Title: Executive Officer Executive Officer
Address: Rua Samuel Klein, 83, São Caetano do Sul-SP, Brazil, CEP 09510-125
Email: padilha@viavarejo.com.br helisson@viavarejo.com.br

SELLER:

Tekoa Capital, LLC

By: Matthew Buzzelli
Name: Matthew Buzzelli
Title: Member
Address: 87 Larrimore Land, Ackworth, GA 30101

Email: matt.buzzelli@thetekoagroup.com